UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) January 30, 2006

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2006, Christopher Carlton, the Chief Executive Officer of SRI/Surgical Express, Inc. (SRI Surgical) and Wallace Ruiz, the company’s Chief Financial Officer, accepted grants of 35,000 shares and 25,000 shares of restricted stock, respectively. On February 3, 2006, Edward Buksas, the company’s Sr. VP for Operations, accepted a grant of 10,000 shares of restricted stock. The company also awarded a total of 50,000 additional shares of restricted stock to 3 other key employees. These restricted stock grants are governed by the company’s 2004 Stock Compensation Plan and a Notice of Restricted Stock Grant and Stock Restriction Agreement between the company and each grant recipient. Under the terms of the Stock Restriction Agreement, the shares vest in equal amounts over five years and are subject to forfeiture on termination of employment prior to the vesting date. A copy of the form of Restricted Stock Agreement is attached as Exhibit 99.1 and incorporated by reference in this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Notice of Restricted Stock Grant and Stock Restriction Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: February 3, 2006	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz,
Senior Vice President and Chief Financial Officer